UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant §240.14a-12

SONOMA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed based on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

1129 N. McDowell Blvd. Petaluma, California 94954 +1 (707) 283-0550

NOTICE OF ADJOURNMENT OF SPECIAL MEETING

PLEASE VOTE YOUR PROXY TODAY

September 18, 2019

Dear Stockholder:

You recently received proxy materials relating the Annual Meeting of Stockholders of Sonoma Pharmaceuticals, Inc. (the “Company”) scheduled to be held on September 17, 2019. This important notice is to inform you that the Annual Meeting has been adjourned until September 25, 2019 at 11 a.m., local time, to allow stockholders additional time to exercise their voting rights by submitting their voting instructions. The adjourned meeting will be held at the Company’s principal executive offices located at 1129 N. McDowell Blvd., Petaluma, California 94954.

This letter was sent to you because you held shares of the Company on the record date and we have not yet received your vote. In order to hold the annual meeting, we need to have a quorum for the annual meeting (at least a majority of the outstanding shares present and voting at the meeting). Your vote is extremely important, no matter how many shares you hold or how you choose to vote. PLEASE VOTE YOUR SHARES TODAY.

For the reasons set forth in the proxy statement, dated July 29, 2019, the Board of Directors recommends that you vote “FOR” the election directors, “FOR” the advisory vote on the compensation of our Named Executive Officers, “FOR” appointment of Marcum, LLP as our independent auditors for the fiscal year ending March 31, 2020. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

We have retained D.F. King & Co., Inc. to solicit proxies for us. We have agreed to reimburse D.F. King for reasonable expenses. If you need assistance voting your shares, please call D.F. King collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Frederick Sandford

Chief Executive Officer and Chief Financial Officer